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                                    BY-LAWS
                                       of
                      Royal Crown Bottlers of Texas, Inc.
                                   ARTICLE I.

                            Meeting of Stockholders.

                  SECTION 1. Annual Meeting: An annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the first Wednesday in June of each year at the offices of the Corporation or such other place as shall be deemed proper.


                  SECTION 2. Special Meetings: A special meeting of the stock-holders, except when otherwise regulated by the Certificate of Incorporation or by statute, may be called at any time by the President or by the Secretary upon request in writing of a majority of the Board of Directors. Such meetings may be held at any place within or outside the State of Delaware to be designated in the notice thereof or in the waiver of notice.


                  SECTION 3. Notice of Meeting: Written notice of the time, place, and purpose of every meeting shall be given to each stockholder entitled to vote at such meeting, at least ten, but not more than fifty, days before the date for such meeting. No notice of a meeting need be given to stockholders not entitled to vote thereat.


                  SECTION 4. Quorum: At all meetings of the stockholders, holders of a majority of the stock of the Corporation entitled to vote thereat, present in person or by proxy, shall constitute a quorum. In the absence of a quorum no business (other than as may be otherwise prescribed by law) shall be transacted at any meeting. A majority in interest of those present in person or by proxy and entitled to vote may in the absence of a quorum adjourn any meeting from time to time. At any adjournment at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. Notice of an adjourned meeting shall be required only if the adjournment is for more than thirty days or if a new record date for voting is fixed.


                  SECTION 5. Voting: At every meeting of the stockholders, each stockholder present in person or by proxy shall be entitled to one vote for each share of stock having the right to vote thereat registered in his name on the books of the Corporation. Shares of capital stock belonging to or in the Treasury of the Corporation shall not be voted upon directly or indirectly. Except where a record date has





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been fixed pursuant to Article V, Section 4, or the stock transfer books have been closed, no shares shall be voted on for any election of directors which have been transferred on the books within twenty days next preceding such election. The vote for directors, and upon demand of any stockholder, the vote of any other question shall be by ballot.


                  SECTION 6. List of Stockholders: It shall be the duty of the Secretary to prepare at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote thereat, arranged in alphabetical order. Such list shall, at the place where said meeting is to be held, be open during business hours for ten days prior to the meeting to the examination of any stockholder, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present, provided, however, that such list shall be open to inspection by a stockholder only for a purpose germane to the meeting.


                  SECTION 7. Consent of Stockholders in Lieu of Meeting: Any action to be taken at a meeting of the stockholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the stockholders entitled to vote with respect to the subject matter thereof.


                                   ARTICLE II.

                                   Directors


                  SECTION 1. Number and General Powers: The property, affairs and business of the Corporation shall be managed by the Board of Directors who need not be stockholders. The number of directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three.


                  SECTION 2. Election: Term. The directors shall be elected at the annual meeting of the stockholders. Each director shall hold office for a term of one year but his tenure of office shall continue thereafter until his successor shall have been elected and accepted office.


                  SECTION 3. Vacancies: Any vacancy in the Board of Directors (whether by death, resignation, removal, or an increase in the number of directors or any other cause) may be filled for the unexpired term, or in case of increase for a term to expire at the next annual meeting of the Stockholders by vote of a majority of the remaining directors, though less than a quorum.





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                  SECTION 4. Resignations: Any director of the Corporation may resign at any time by giving written notice to the President or to the Secretary of the Corporation. Such resignation shall take effect as therein provided.


                  SECTION 5. Places of Meetings: The Board of Directors may hold meetings at such place or places within or without the State of Delaware as it may from time to time determine, or as shall be specified or fixed in the notices or waivers of notice thereof.


                  SECTION 6. First Meeting: Promptly after each annual election of directors, the Board of Directors shall meet for the purpose of organization, to choose officers of the Corporation and for the transaction of other business. Four days' notice of the time and place of such meetings shall be given to each director elected by the Stockholders. Any business may be transacted at such meetings. It shall be the duty of the Secretary to give notice of such meeting.


                  SECTION 7. Special Meetings: Notice: Special meetings of the Board of Directors shall be held whenever called by the President or by any two of the directors. At least four days' notice of the time, place and purposes of each such meeting shall be given to each director.


                  SECTION 8. Quorum: Manner of Acting: A majority of the authorized directors shall be present in person to constitute a quorum. Except in special cases where other provision is made by statute of the Certificate of Incorporation, the act of a majority of the directors present at any meeting, at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, no business shall be transacted, but a majority of the directors present may adjourn the meeting, without notice, from time to time, until a quorum be had. The directors shall act only as a Board, or by a committee thereof, and the individual directors shall have no power as such.


                  SECTION 9. Consent of Directors in Lieu of Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writing are filed with the minutes of proceedings of the board or committee.


                  SECTION 10. Meetings by Means of Conference Telephone: Members of the Board of Directors of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting.






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                  SECTION 11. Removal of Directors: Any director may be removed with or without cause at any time, by the affirmative vote of a majority of all of the shares of stock outstanding and entitled to vote for the election of directors, at a special meeting of stockholders called for the purpose.


                  SECTION 12. Compensation: By resolution of the Board, each director may be allowed a salary; and, in addition thereto, a fixed sum, and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors, or a Committee thereof.

                                  ARTICLE III.

                              Executive Committee

                  SECTION 1. How Constituted and Powers; The Board of Directors may, by a resolution passed by a majority of the whole Board, designate three or more of their number to constitute an Executive Committee, who shall have and may exercise (except as such resolution or modification thereof may otherwise provide) the powers of the Board of Directors in the management of the business and affairs of the Corporation while the Board of Directors is not in session.


                  SECTION 2. Organization: The Chairman of the Executive Committee shall act as Chairman of the Committee and the Secretary of the Corporation as Secretary. The Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.


                  SECTION 3. Meetings: Meetings of the Committee shall be held whenever called by the Chairman or by the Secretary upon request of any two members of the Committee. At least one day's notice, of such shorter period as the person calling the meeting deems necessary, of the time and place of such meeting shall be given to each member.


                 SECTION 4. Quorum and Manner of Acting: Three Members of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the Executive Committee. The Members of the Executive Committee shall act only as a Committee and the individual members shall have no power as such.


                 SECTION 5. Vacancies: Any vacancy in the Executive Committee shall be filled by a vote of the majority of the whole Board of Directors.





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                                 ARTICLE III-A.

                               Finance Committee

                  SECTION 1. How Constituted and Powers: The Board of Directors may, by resolution passed by a majority of the whole Board, designate three or more of their members to constitute a Finance Committee, which Committee (subject to such limitations as the Board may from time to time provide), shall have and may exercise the powers to assist the Directors in fulfilling their fiduciary responsibilities related to corporate financial affairs.


                  SECTION 2. Organization: The Chairman of the Finance Committee shall act as Chairman of the Committee and the Secretary of the corporation as Secretary. The Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.


                  SECTION 3. Meetings: Meetings of the Committee shall be held whenever called by the Chairman or the Secretary. At least one days notice, or such shorter period as the person calling the meeting deems necessary, of the time and place of such meeting, shall be given to each member.


                  SECTION 4. Quorum and Manner of Acting: A majority of the members elected to serve on the Finance Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the Finance Committee. The members of the Finance Committee shall act only as a Committee and the individual members shall have no power as such.


                  SECTOPM 5. Vacancies: Any vacancy on the Finance Committee shall be filled by a majority of the whole Board of Directors.


                                  ARTICLE IV.

                                   Officers


                  SECTION 1. Number; selection: The Board of Directors shall elect a President, and if deemed desirable, from time to time, a Chairman of the Board of Directors, a Chairman of the Executive Committee, one or more Vice Presidents, a Treasurer, a Controller, one or more Assistant Treasurers, one or more Assistant Secretaries, or other officers.


                  SECTION 2. Term of Office: Officers of the Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of the stockholders. Each officer shall hold office for one year and until his successor shall have been duly chosen and accepted office, but shall be subject to removal at any time with or without cause by vote of the Board of Directors at a meeting called for that purpose.


                  SECTION 3. Vacancies: A vacancy in any office shall be filled for the unexpired portion of the term by vote of the Board of Directors or of the Executive Committee.




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                  SECTION 4. The President: The President shall be the chief executive officer of the Corporation and shall have general direction of its affairs and supervision over its officers and employees; subject, however, to the control of the Board of Directors and any Committees thereof. He shall preside at meetings of stockholders, and of the Board of Directors during the absence or disability of the Chairman of the Board or upon request of the Chairman that he do so; and shall also preside at meetings of Committees of the Board of Directors with the exception of the Executive Committee and the Finance Committee when a duly elected Chairman of such Committee is present.


                  SECTION 4(a). The Chairman of the Board: The Chairman of the Board shall preside at meetings of the Board of Directors. He shall be avail-able for consultation on matters of policy and with respect to such other matters as affect the welfare of the Corporation, and shall perform such other duties as may from time to time be specified by the Board of Directors or as may be delegated to him by the President. During the absence or disability of the President he shall exercise all the powers and discharge all the duties of the President.


                  SECTION 4(b). The Chairman of the Finance Committee: The Chairman of the Finance Committee shall preside at meetings of the Committee and shall perform such other duties as may from time to time be specified by the Board of Directors.

                  SECTION 4(c). The Chairman of the Executive Committee: The Chairman of the Executive Committee shall preside at meetings of the Committee and shall be available for consultation on matters of policy and with respect to such other matters as affect the welfare of the Corporation, and shall perform such other duties as may from time to time be specified by the Board of Directors.


                  SECTION 5. The Vice-Presidents: The Vice-Presidents shall have such powers and perform such duties as shall from time to time be specified by the President or the Board of Directors or a Committee thereof.


                  SECTION 6. The Treasurer: The Treasurer shall, in the discretion of the Board, give bond for the faithful discharge of his duties in such sum, with such surety and containing such provisions as the Board of Directors shall determine. He shall have custody of, and be responsible for, the funds and securities of the Corporation and shall deposit the same in banks, trust and safe deposit companies, or otherwise, as may be prescribed by the Board of Directors, a Committee thereof or the President. He shall keep full and accurate accounts and render statements and reports to the President and the Board of Directors as required by them.




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                  SECTION 7. The Secretary: The Secretary shall be sworn to the faithful discharge of his duty. He shall keep the minutes of meetings of the stockholders and of the Board of Directors; see that notices of meetings and other notices required to be issued are properly given when and as required; make a record of the addresses to which directors and stockholders desire notices to be sent; be custodian of the Corporation's seal and of its records.


                  SECTION 8. Regulation of Officers in General: Additional functions may be assigned to any officer, and the powers and duties of any officer may be curtailed or enlarged by the Board of Directors or a Committee thereof. Controllers, Assistant Treasurers and Assistant Secretaries or other officers, if any, shall hold office for such period and perform such duties as may be prescribed by the Board of Directors or a Committee thereof.

                  SECTION 9. Salaries: The salaries of officers and bonuses or other special compensation shall be fixed from time to time by the Board of Directors. No officer or employee who is a director shall be debarred from any such compensation by reason of the fact that he is such director.

                                   ARTICLE V.

                                 Capital Stock


                  SECTION 1. Issue: The certificates for the respective classes and series of stock shall state the holder's name and the number of shares, shall be numbered in the order in which they are issued, shall be signed by the President or a Vice-President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer and be sealed with an imprint of the seal of the Corporation. The signatures of the officers and the imprint of the seal of the Corporation may be facsimile.


                  SECTION 2. Transfers: Transfers of stock shall be made only on the books of the Corporation by the person.named in the certificate, or by attorney lawfully constituted in writing, and on surrender of the certificate for cancellation. Before transfer, stamps or other taxes, if any, shall be paid and endorsements supplied to the satisfaction of the Corporation and the Transfer Agent.




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                  SECTION 3. Missing Certificates: Any person claiming a certi-
ficate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall if the Board of Directors so require give the Corporation a bond, in form and with one or more sureties satisfactory to the Board, for a sum not exceeding double the value of the stock represented by said certificate before a new certificate may be issued. The transfer agent and/or registrar shall, if required, be named as obligees in any such bond.


                  SECTION 4. Record Date: The Board of Directors may fix in advance a date not exceeding sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change in or exchange of certificates of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change or exchange of capital stock.


                                   ARTICLE VI.

                                     Notices


                  SECTION 1. Address for Notices: Every stockholder, officer and director shall furnish the Secretary of the Corporation with an address to which notices of meetings and all other corporate notices may be mailed or telegraphed to him. If he shall not have so furnished his address for such purposes. then any notice may be directed to his post-office address last known to the Secretary of the Corporation.


                  SECTION 2. Manner of Giving Notice: Whenever notice is required to be given to any director, officer or stockholder, a copy of such notice may be delivered personally or may be deposited in a regular letter-box in a postpaid wrapper addressed to such director, officer or stockholder at such address as he has lodged with the Secretary of the Corporation for the purpose. In default of such address notice may be mailed to such director, officer or stockholder at his post-office address last known to the Secretary of the Corporation. In the case of directors or officers, prepaid telegrams sent at the time required for mailing shall have the validity of notice mailed as herein provided.




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                  SECTION 3. Waiver of Notice: Whenever any notice is required to be given, by these by-laws of the Certificate of Incorporation or any law of Delaware, a waiver thereof signed by any person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice to the person or persons signing such waiver. Attendance in person or by proxy at such meeting or by consent in lieu of meeting shall constitute a waiver of notice thereof.


                                  ARTICLE VII.

                        Contracts, Instruments, Accounts


                  SECTION 1. Persons Empowered to Bind Corporation: The Board of Directors, or a Committee thereof, may authorize any officer or agent to enter into any contract, to execute and deliver any instrument (negotiable or otherwise) and to borrow or lend money in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized, no officer shall have authority to bind the Corporation in any such manner.


                  SECTION 2. General and Special Accounts: The Board of Directors may from time to time authorize the opening and maintaining of general and special bank accounts with such banks or other depositories as it may select, and may make rules and regulations with respect thereto and specify the officers or agents of the Corporation who shall have power to sign checks and other instruments in connection therewith.

                                 ARTICLE VIII.

                            Miscellaneous Provisions


                  SECTION 1. Offices: The registered office of the Corporation in the state of Delaware shall be in the city of Wilmington, and the name of the registered agent in The Corporation Trust Company. The general office of the Corporation shall be located in such city and state as the Board shall deem appropriate.


                  SECTION 2. Seal: The seal shall be in the form of a circle and shall bear the name of the Corporation, the year of incorporation, and indicate that it was incorporated in Delaware. Duplicates of such seal may be kept in such offices and by such agents as the Board of Directors may from time to time prescribe.




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                  SECTION 3. Dividends: Dividends shall only be paid if, as and when declared by the Board of Directors, who shall have power (subject to any limitations imposed by Law or the Certificate of Incorporation) to pay dividends out of annual net profits or net assets in excess of capital.


                  SECTION 4. Loans: No loans shall be made to any officer of the Corporation nor to any stockholder upon the security of shares of stock of the Corporation except upon written advice of counsel.


                  SECTION 5. Amendments: The Board of Directors by affirmative vote of a majority thereof from time to time may make additional by-laws and alter, amend and repeal any of these by-laws. Any by-laws or alterations thereof made by the Board of Directors may be altered or repealed by the stockholders upon affirmative vote of a majority in number of the stockholders at the time entitled to vote, present at a meeting called for that purpose.


                  SECTION 6. Indemnification: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation or served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor (all of whom are herein-after referred to in the aggregate as "indemnified persons" and in the singular as an "indemnified person") against expenses (including attorneys' fees except as otherwise stated in the third paragraph of this By-law) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner the reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by a judgment, order, settlement, adjudication or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.





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The Corporation shall indemnify any indemnified person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor against expenses (including attorneys' fees except as otherwise stated in the third paragraph of this By-Law) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Corporation will be entitled to participate at its own expense in the defense, and, if it so elects, to assume the defense of any claim, action, suit or proceeding. If the Corporation elects to assume the defense, such defense shall be conducted by counsel of good standing chosen by it. In the event the Corporation elects to assume the defense of any such claim, action, suit or proceeding and retain such counsel, the indemnified persons shall bear the fees and expenses of any additional counsel retained by them unless there are conflicting interests as between the Corporation and the indemnified persons that are for valid reasons objected to in writing by the indemnified persons.

In discharging his duty to the Corporation, an indemnified person, when acting in good faith, may rely upon financial statements of the Corporation represented to him to be correct by the officer of the Corporation having charge of its books of accounts, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of such corporation.

Any indemnification under this By-law (unless ordered by a court) shall be made only as authorized in the specific case upon a determination (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or (2) if such quorum is not obtain-able, or, even if obtainable a quorum of disinterested directors so directs, by






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independent legal counsel in a written opinion that the indemnified person has met the standards of conduct set forth in this By-law, or (3) by the stock-holders.

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in the preceding paragraph upon receipt of an undertaking by or on behalf of the indemnified person to repay if not entitled to indemnification such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized by this By-law.

The indemnification provided by this By-law shall not be deemed exclusive of any other right to which any indemnified person may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action, in another capacity while holding such office and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Board of Directors shall have power on behalf of the Corporation to grant indemnification to any person other than an indemnified person to such extend as the Board in its discretion may from time to time and at any time determine, but in no event to exceed the indemnification provided by this By-law.

If any part of this By-law shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.



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